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                                                                     EXHIBIT 8.1


                                                                           DRAFT


                                 July 19, 1999


Creo Products Inc.
3700 Gilmore Way
Burnaby, British Columbia
Canada, V5G 4M1

     Re: Registration Statement on Form F-1

Ladies and Gentlemen:

     We have acted as U.S. counsel to Creo Products Inc., a Canadian corporation ("Creo") in connection with the offering of common shares of Creo (the "Offering"). This opinion is being rendered in connection with the Offering which is described in the Registration Statement on Form F-1 (the "Registration Statement") of Creo which includes the Creo Prospectus (the "Prospectus"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Offering will be consummated in the manner contemplated by the Registration Statement and (ii) the truth and accuracy of the representations made to us by Creo.

     Based upon and subject to the foregoing, it is our opinion that the discussion contained in the Prospectus under the caption "Taxation - United States Federal Income Tax Considerations" is a complete and accurate summary of the material United States federal income tax considerations arising under the U.S. Internal Revenue Code, and the regulations promulgated under the U.S. Internal Revenue Code, to an investor who acquires common shares under the Offering.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name in the Registration Statement under the caption "Taxation". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      Very truly yours,


                                      WILSON SONSINI GOODRICH & ROSATI

                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati